Agreement for Entrusted Loan

(Applicable for Corporate Banking)

Number: 073001-1 (2013) Entrusted Loan for Enterprises in Shaanxi, Industrial Bank Co., Ltd

Trustor: Beijing Hongyuan Recycling Energy Investment Center (limited partnership)

Address: Room 9, 6th Floor, Building 1, No. 43, A, North Street, Xizhimen, Haidian District, Beijing

Representative: Zhang Zhong

Contact: Xie Fei

Job Title: Financial Controller

Postal Address: 201, 2nd Floor, No. 19, Taipingqiao Street, Xicheng District, Beijing

Zip Code: 100033

Telephone: 010-88013628

Fax: 010-88085340

Trustee: Xi’an Branch, Industrial Bank Co., Ltd

Address: No.1 Tangyan Road, Xi’an

Representative: Tang Zhengjun

Contact: Lu Benwei

Job Title: Client Manager

Postal Address: No. 1, Weiyang Road, Xi’an

Zip Code: 710016

Telephone: 029-86518476

Borrower: Xi’an Zhonghong New Energy Technology Co., Ltd

Address: 40102, Building 3, G Block, Feng Lin Lu Zhou, No. 2, 4th Keji Road, Gaoxin District

Representative: Ku Guohua

Contact: Wu Zhigang

Job Title: Vice President

Postal Address: 12/F, Tower A, Chang’an International Building, No. 88, Nan Guan Zheng Jie, Xi’an

Zip Code: 710000

Mobile Phone: 13630252595

Fax: 029-87651099

The agreement was signed in Xi’an, Shaanxi

According to the Agreement for Entrusted Loan (No: 073001 (2013) Entrusted Loan for Enterprises in Shaanxi, Industrial Bank Co., Ltd) signed on July 30, 2013 between the consignor and the lender, the lender grants the load to the borrower.

Item 1, Definition and Interpretation

Unless otherwise specified in written, terms are defined and interpreted as follows:

1.	Entrusted loan means the fund capital provided by the trustor is loaned to the target borrower for specified uses, in specified amounts, over specified maturity periods and at a specified interest rate as instructed by the trustor through Industrial Bank (the trustee), which helps retrieve the principal sum with interest on the trustor’s behalf. The trustee only charges the commission and is not liable for any risks.

Loan means the capital provided to the borrower according to the agreement.

Borrowed money means the capital obtained after the borrower raises application to the trustee and the trustor approves the application.

All parties agree that the trustee shall provide the same amount of capital as that the borrower received according to the agreement.

2.	Risks include but not limited to law and policy risk, credit risk, market risk, operating risk, force majeure and others.

Law and policy risk means the entrusted loan cannot be recovered or fully recovered on schedule due to adjustment and change of nation policies, laws and regulations.

Credit risk means the borrower does not fulfill the repayment liability according to the agreement.

Market risk means the entrusted loan cannot be recovered or fully recovered on schedule due to change of policies, economic cycles and market prices.

Operating risk means the entrusted loan cannot be recovered or fully recovered on schedule due to poor management of the entrusted loan.

Force majeure means the entrusted loan cannot be recovered or fully recovered on schedule due to unforeseeable, unavoidable and insurmountable circumstances.

Others mean risks besides the risks described above.

3.	Debt means the debt (including the principal, interests, default interests, compound interests, and penalties, indemnification for loss and fees for the creditor realizing the credit) after the borrower (debtor) raises application to the trustee (creditor), and the trustee provides the entrusted loan to the borrower with approval of the trustor.

All parties agree that the credit of the trustee shall be corresponding to the debt of the borrower.

4.	Fees for the creditor realizing the credit means litigation (arbitration) costs, counsel fees, travel expenses, execution fees, costs for preservation and other necessary fees for the trustee realizing the credit by raising legal proceedings or arbitrations.

5.	Working days in the agreement mean the business days of the trustee bank. During the execution of the agreement, if any day for withdraws or repayment is not a business day, it should be postponed to the next business day.

Item 2, Amount of Entrusted Loan

The amount of the entrusted loan is RMB 457,000,000.

Item 3, Purpose of Entrusted Loan

The entrusted loan will be used by the borrower to build two coke dry quenching (CDQ) waste heat power generation projects at Jiangsu Tianyu Energy and Chemical Group Co., Ltd. and one CDQ waste heat power generation project at Boxing Chengli Gas Supply Co., Ltd. Without written consent of the trustor, the borrower cannot change the purpose of the entrusted loan.

Item 4, Term of Entrusted Loan

1.	The term of the entrusted loan is 60 months, from July 31, 2013 to July 30, 2018.

2.	If the loan is granted at one time, the loan grant date will be the date recorded on the receipt for the loan. If the date recorded on the receipt is late than the grant date, the expiring date shall be prolonged.

3.	According to the instruction of the trustor, the loan will be granted on the following days, (not applicable). The trustee will transfer the loan to the borrower.

4.	If the loan is granted in separate installments, the expiring date for separate installments shall be the same, which is the expiring date for the loan confirmed based on the grant date recorded on the receipt for the first installment.

5.	If the trustee calls in the loan in advance according to the agreement or the trustor’s instruction, then the expiring date will be changed accordingly.

Item 5, Interest Rate and Repayment of Interests

1.	Based on the agreement of the trustor and the borrower, the interest rate will be (1) as follows.

(1)	Fixed interest rate is 12.5% per annum. If the national benchmark interest rate is adjusted after the grant date as described in item 4 and before the actual grant date, the fixed interest rate will increase / % or reduce / % of the national benchmark interest rate, which is the national benchmark interest rate multiplied by / . The interest rate during the loan will not change with the national benchmark interest rate.
(2)	Floating interest rate is confirmed per / (month/quarter/half year). The annual interest rate is / % greater or / % less than the national benchmark interest rate, which is the national benchmark interest rate multiplied by / . The initial interest rate is the national benchmark interest rate on the actual grant date multiplied by / . The interest rate for the next floating period is the national benchmark interest rate multiplied by / once in / (month/quarter/half year).

If the national benchmark interest rate is changed during the loan, the borrower will not be notified.

(3)	Other

2.	Method for repayment of interests

The method for repayment of interests will be (1) as follows.

(1)	The 20th day of the last month of each quarter is the interest settlement day, and the 21st day is the interest payment day. The last installment of interests will be repaid on the expiring date of the loan.

(2)	All interests will be repaid on the expiring date of the loan.

(3)	Other

3.	Default interests and compound interests
(1)	If the borrower does not use the loan according to the agreement, the trustor could authorize the trustee to charge default interests over the diverted loan, and the default interest rate increases 100% of the interest rate. If the borrower does not repay on time and agree with the trustor for an extension of repayment, the trustor could authorize the trustee to charge default interests over the overdue payment, and the default interest rate increases 50% of the interest rate. For overdue interest payment, the trustor could authorize the trustee to charge compound interests using the default interest rate.

(2)	If the interest rate is a fixed interest rate, the default interest rate is a fixed interest rate; if the interest rate is a floating interest rate, the default interest rate is a floating interest rate. The floating period for the default interest rate is the same as that for the interest rate.

(3)	The default and compound interests shall be repaid in the way as the interests for the loan.

Item 6, Repayment of the Principal

1.	The method for repayment of the principal is (2) as follows.
(1)	The principal will be fully repaid on the expiring date.

(2)	The principal is repaid in separate installments; the amount and the date are as follows.

RMB 280 million on August 6, 2016

RMB 100 million on August 6, 2017

RMB 77 million on August 6, 2018

(3)	Other

2.	The borrower shall repay the principal and interests on time on the repayment day and interest settlement day according to the agreement. If the borrower does not repay the principal and interests on time, the trustee could charge fees and interests from the accounts of the borrower at the trustee and other branches of the trustee according to regulations of bank accounting and in an order regulated by the trustee.

3.	If the repayment day is not a business day of the trustee, the repayment shall be made on the next business day. The non-business day will be involved in the term of the loan. When the borrower repays the last installment of the principal, the interests shall be repaid accordingly, not restricted by the interest settlement day in item 5.

4.	With approval from the trustor and notification to the trustee, the borrower could repay the principal partially or fully.

Item 7, Commission

1.	The trustee charges 0.01% of the loan as the commission. The commission will be charged from the trustor as a onetime payment before the actual grant of the loan.

2.	If the trustor is liable for the commission, the trustee shall charge the commission directly from the account of the trustor; if the borrower is liable for the commission, the trustor shall urge the borrower to pay the commission on time. If the borrower does not pay the commission and the trustor will pay on the borrower’s behalf, the trustee could charge directly from the account of the trustor.

Item 8, Guarantee

1.	Guarantors accepted by the trustor provide guarantee for the loan. The followings are the guarantee contracts.

(1)	Mortgage Contract (No. 073001-2 (2013) Mortgage for Enterprises, Industrial Bank Co., Ltd, the way of guarantee is mortgage, and the guarantor is Xi’an TCH Energy Technology Co., Ltd.

(2)	Pledge Contract for Accounts Receivable (No. 073001-3 (2013) Pledge for Accounts Receivable for Enterprises, Industrial Bank Co., Ltd, the way of guarantee is pledge, and the guarantor is Xi’an TCH Energy Technology Co., Ltd.

(3)	Contract of Guarantee (No. 073001-4 (2013) Guarantee for Enterprises, Industrial Bank Co., Ltd, the way of guarantee is joint liability, and the guarantor is Xi’an TCH Energy Technology Co., Ltd.

(4)	Contract of Personal Guarantee (No. 073001-5 (2013) Personal Guarantee for Enterprises, Industrial Bank Co., Ltd, the way of guarantee is joint liability, and the guarantor is Ku Guohua.

(5)	Mortgage Contract (No. 073001-6 (2013) Mortgage for Enterprises, Industrial Bank Co., Ltd, the way of guarantee is mortgage, and the guarantor is Xi’an Zhonghong New Energy Technology Co., Ltd.

(6)	Pledge Contract for Accounts Receivable (No. 073001-7 (2013) Pledge for Accounts Receivable for Enterprises, Industrial Bank Co., Ltd, the way of guarantee is pledge, and the guarantor is Xi’an Zhonghong New Energy Technology Co., Ltd.

(7)	Pledge Contract (No. 073001-8 (2013) Pledge for Enterprises, Industrial Bank Co., Ltd, the way of guarantee is pledge, and the guarantor is Xi’an TCH Energy Technology Co., Ltd

2.	Before the contracts take effect or guarantee procedures are completed, the trustee has the right to hold the loan.

Item 9, Undertaking and Declaration of the Borrower

The borrower is willing to make following undertakings and declarations, and liable for the contents.

1.	The borrower is a legal unit established and existed under laws of P.R.C. The borrower shall provide certificates, licenses and document as per requests of the trustor or trustee.

2.	The borrower shall fulfill rights and obligations under the agreement. The borrower is liable for clearing the debt even if the financial situation is changed, or any agreements are signed with any units.

3.	The borrower has the right to sign the agreement. The borrower has got approval, authorization, consent or other proceedings from the management, government or other authorities to sign and execute the agreement. The approval, authorization, consent and other proceedings keeps valid.

4.	The borrower signing the agreement conforms to the bylaws of the borrower, and resolutions of the stockholders and the board. The agreement cannot conflict with any bylaws and policies of the borrower and any resolutions of the stockholders and the board.

5.	The borrower really intends to sign and execute the agreement. The signing and execution of the agreement will not violate any governing laws, regulations, rules and contracts. The agreement is legal, valid and enforceable. If the agreement becomes invalid due to borrower’s rights defects during the execution of the agreement, the borrower shall compensate all loss of the trustor and trustee.

6.	All documents, financial statements, and instruments provided by the borrower to the trustor or trustee shall be real, complete, accurate and valid, and shall meet financial requirements of the trustor or trustee.

7.	The borrower agrees that the loan is restricted by regulations and practice of the trustee. The trustee has the right to interpret its regulations and practice.

8.	If the borrower does not fulfill responsibilities under the agreement, the borrower hereby authorizes the trustee to charge fees from any accounts of the borrower at the trustee.

9.	At any stage during the agreement, the borrower shall provide documents for specific transactions to the trustee for review. The borrower shall ensure document contents are true. The trustee is neither involved in nor aware of specific transactions, and will not take any responsibilities.

10.	The borrower hereby confirms that besides written disclosures to the trustor and trustee, there is no event occurred or forthcoming that might cause the trustor or trustee disapprove the loan, including but not limited to:

(1)	Any debt and contingent debt of the borrower, including but not limited to undisclosed mortgage, pledge, lien and other debts;

(2)	Any activity breaches principles and laws and incurs claims conducted by the borrower or its management;

(3)	Any breach of debt contract between the borrower and any creditor;

(4)	Any litigation, arbitration or administrative proceeding against the borrower or its assets not happened, not resolved or forthcoming, and any liquidation, closure or others raised spontaneously or by a third party.

(5)	Others affecting the financial situation and payment for debts of the borrower.

11.	The borrower promises to use the loan strictly according to the agreement other than diverting the loan for other purposes. The borrower shall receive and coordinate supervision and inspection for the usage of the loan, operation, financial activities, material storage, debts, bank deposits, and cash flow of the borrower or other necessary requests conducted by the trustor or trustee.

12.	The borrower shall provide adequate, valid, or other guarantee acceptable to the trustor.

13.	The borrower cannot reduce the registered capital. Without written consent of the trustor, the borrower cannot transfer partial or full debt under this agreement to a third party. Before the debt under the agreement is cleared, the borrower cannot clear debts between the borrower and other creditors without written consent of the trustor.

14.	If any litigation, arbitrations or disputes arise between the trustee and the borrower or any third party related to the borrower, or the trustee is involved in disputes between the borrower and any third party, the borrower shall bear costs paid by the trustee for arbitrations, counsel fees and others.

15.	All settlements under the agreement must be made at the balance account opened at the trustee.

16.	If the guarantee under the agreement is house mortgage and the house will be removed, the borrower shall notify the trustor and trustee immediately. If the house is removed and the compensation is made by property rights exchange, the trustor or trustee has the right to request the debt to be cleared in advance, or choose another mortgage method and sign a new mortgage contract accordingly. After the mortgaged house is removed and before the new mortgage is registered, new valid and eligible guarantee shall be provided. If the compensation is made with cash, the borrower shall request the mortgagor to open a margin account or deposit the money and continue providing guarantee for the debt.

Item 10, Other Rights and Obligations

1.	The trustor shall transfer the capital immediately into the trust account. After the capital is deposited, the trustee shall grant the loan according to the trust and loan agreement.

2.	Source of the entrusted loan must be legal and it cannot be credit fund received from the trustee.

3.	The trustor and borrower must provide real documents, statements and proofs as per requests of the trustee.

4.	The borrower shall repay the principal and interests in the currency borrowed, unless otherwise agreed by the trustor and the borrower.

5.	The trustor shall investigate the borrower, the guarantor and guarantee, including but not limited to purpose, basic information, credit status, financial status and others of the borrower and guarantor.

6.	The trustor shall review conditions for the loan. The loan meets all requirements once the principal is granted.

7.	The trustor is responsible for pushing forward collection of the loan, reviewing usage of the loan, investigating operation of the borrower, its financial situations, debts and guarantee.

8.	The trustor and trustee have rights to supervise the usage of the loan.

9.	The trustor has the right to recover the principal and interest via legal proceedings or arbitrations as per the law or the agreement, the trustee shall provide assistance.

10.	The borrower hereby irrevocably authorizes the trustee to deduct money from the account of the borrower to repay the principal and interests.

11.	If the borrower didn’t perform its obligation to repay the principle and interests of the loan, the truster should take risks of the loan, and cannot request the lender taking any responsibility for the damage with the excuse that the lender didn’t supervise appropriately or overdue issue. The dispute between the turster and the borrower has nothing to do with the lender.

12.	Unless there is other specific arrangement, the truster and the borrower cannot request the lender take other obligations or risks.

13.	When the turster authorizes the lender handle the lawsuit or arbitration, the truster should prepay the expenses including but not limited to litigation fee, legal fee, travel fee, execution fee, maintenamce cost and other reasonable expenses.

14. The truster may transfer the loan to the other third party with advance written notice to the lender.

Item 11 recover the loan in advance

1.	During the loan, if the borrower or guarantor is under any of following situations, the trustor has the right to unilaterally stop lending the unreleased loan and recover all or partial principle and interests loan in advance; For installment loans, if the trustor or lender require recovering the loan in advance, the other undue loan will be seen as mature in advance.
(1)	Providing false material or hiding material operation financial facts; the certification, documents, statement, presentation and commitment stated in item 9 of the agreement were found out to be untrue, incorrect, incomplete or misleading;
(2)	Change the usage purpose of the loan without authorization of the truster, divert the loan or engage in other illegal deals;
(3)	Refuse being supervised or inspected operation or financial activities related to the fund usage by the turster or lender;
(4)	Any acquisition or merger or reorganization that may affect the securities of the loan;
(5)	Intentionally escape the liability through related party transaction;
(6)	Credit status is deteriorated and cannot fulfill its repayment obligation;
(7)	The borrower didn’t repay the principle and interest on schedule under the agreement;
(8)	The borrower stops repaying its liabilities or cannot repay the due loan;
(9)	The borrower stops its business or goes bankrupt or dissolution, or its license is revoked or suspended, or involving into material economics dispute; financial status is deteriorated;
(10)	The borrower didn’t perform its obligation under the agreement or the guarantor didn’t perform its obligation under the guarantee agreement;
(11)	The value of collateral is decreased apparently or the right of pledge must be realized before the maturity of the loan;
(12)	Other issues that may endanger, damage the interests of the turster or the lender;

2.	When recover the loan in advance, the turster has the right to take actions according to Item 12.1 and 12.5 of the agreement.

Item 12 Liability for breach of the agreement

1.	If the borrower breaches the agreement or causes the lender’s failure to perform its obligation, the borrower should take below responsibilities.
(1)	If the loan has not been released, the truster has the right to terminate the agreement and stop releasing the loan;
(2)	If the loan has not been mature, the turster has the right to terminate the agreement and withdraw the principle and interests of the loan in advance;
(3)	If the loan was overdue, the truster has the right to take back default interest as the penalty for the overdue loan.
(4)	If the borrower diverted the loan, the truster has the right to charge default interest to the diverted loan.
(5)	The truster has the right to make creditor claims and the borrower assumes related expenses.
(6)	The truster has the right to request other economic loss from the borrower.

2.	If the turster breaches the agreement or causes the borrower failing to perform its obligation, the truster should take below responsibilities.
(1)	If the loan was not released on schedule, the truster should release the fund as soon as possible;
(2)	Make reimbursement for borrower’s economics loss.

3.	If the lender breaches the agreement, the lender should make reimbursement for the turster’s or the borrower’s direct economic loss.

4.	If the truster or borrower has not pay commission charge on schedule, the penalty will be charged, which is % of the unpaid commission charge.

As for the penalty defaulted by the truster, the turstee has the right to deduct the delayed penalty from the account of the turster;

As for the penalty defaulted by the borrower, the truster takes charge of urging the payment and the trustee has the right to deduct the penalty from the account of the truster.

5.	When any of below issues occurs, the truster has the right to take actions according to item 1 of the agreement:
(1)	The guarantor didn’t perform its obligation or credit deteriorated or unable to fulfill its guarantee obligations;
(2)	The mortgagor didn’t perform its obligation under mortgage contract or deliberately damage the mortgaged property, or the value of the collateral has or will be decreased;
(3)	The pledgor didn’t perform its obligation under pledge agreement or the value of the pledged property has or will be decreased, the right of pledge must be realized before the repayment of the loan;

Item 13 Consecutiveness of obligation

The obligation of the borrower is consecutive and has same legal effect to the borrower’s heirs, successors, assignors, as well as to the principal part after merger, re-organize, or name change.

Item 14 Counteracting Right

If the borrower or guarantor didn’t perform due obligation or breach the agreement to cause the loan expiring in advance, the lender has the right to deduct fund in any account opened on the lender’s system. If the currency of the deducting account is different from the currency of the loan, the currency exchange is based on the buying foreign exchange quotation announced by the lender when the fund is deducted.

Item 15 Extension of the Loan

1.	When the loan matures, the borrower may apply for extension to the lender.

2.	The borrower should present an application for extension of the loan in written with consent of truster and guarantor 30 business days prior to the maturity date.

3.	If the truster agrees to extend the loan, the lender, borrower, truster, and guarantor should sign a loan extension agreement. If the truster does not agree to extend the loan, the borrower should perform its repayment obligation pursuing to the agreement.

Item 16 Applicable Law, Litigation and Dispute Resolution

1.	The Law of the People’s Republic of China is applicable to the establishment, effectiveness, interpretation, performance of the agreement and resolution of dispute;

2.	Any dispute or disagreement related to the agreement should be resolved through negotiation by below means:
(1)	Seek lawsuit to the people’s court where the lender is located;
(2)	Arbitration agency makes final ruling which is bonding to all parties;
(3)	Other access: initiate a lawsuit to People’s Court where the truster is located.

3.	The provisions of the agreement not involved in the agreement are still in effect. The borrower must perform its obligation under the agreement without excuses.

Item 17 Correspondence and notice

1.	Any documents, correspondence and notice should be in written and delivered to the addresses or via facsimile or other contact information stated in cover sheet of the agreement;

2.	Any party that changes its contact information should make notice to the other parties promptly without delay. Any losses resulted from the late notice should be assumed by the party that fails to make prompt notice for contact information change.

3.	As long as any document, correspondence and notice is sent out to the above mentioned addresses, the date of service will be seen as below:
(1)	For mail (including express mail, ordinary mail, registered mail), the fifth business day after delivery date will be seen as the date of service;
(2)	For facsimile or other electrical correspondence, the delivery date is the date of service;

(3)	For personal service, the date when the recipient signs for the delivery is the date of service.

If the notice is made via the website, e-bank, phone bank or network of the truster, the announcement date is the date of service. The tuster is not responsible for the error, omission, or delay of the delivery.

4.	All parties agree that seal of the institute, office seal, special financial seal, special seal for contractual uses, transceiver seal, and special seal for credit business of the lender are all regarded valid stamp for documents delivery. The staff of all parties all have right to be the recipient for the correspondence.

Item 18 Effectiveness and Miscellaneous

1.	The agreement became effective since it was signed and sealed.

2.	Any tolerance, moratorium or extension to the interests or rights under the agreement which truster or lender provides to the borrower or guarantor shall not damage, affect or limit truster or lender’s interests and rights under the agreement or appropriate regulations, which will not regard as waiver to their rights and interests.

3.	The lender has the right to authorize other branches of Industrial Bank to perform the rights and obligations of the agreement, or incorporate the loan into other branches of Industrial Bank to manage the fund, which do not require the borrower or truster’s consent.

4.	Even some term or condition of the agreement become illegal or invalid or non-executable any time, other parts of the agreement still legal, valid and executable.

5.	The subtitles are just for reference rather than used as interpretation or any other purpose.

6.	The exhibits are integral part of the agreement and have same legal effect with the agreement.

7.	The agreement is in sextuplicate, each of the truster, lender and borrower holds two copies with same legal effect.

Item 19 Notarization and Voluntary to Accept Enforcement

1.	If any party request notarization, the agreement should be notarized at public notary organ.

2.	The notarized agreement has enforcement potency. When the lender has not fulfilled its obligation, the truster or the borrower has the right to apply directly to People’s Court with appropriate jurisdiction for enforcement.

Item 20 Supplementary Clause

1.	The conditions sated in Item 11.1.12 of this agreement which may endanger, damage or threaten the interest of the truster or lender is including but not limited to:
(1)	Construction of any one of the three CDQ projects (two with Jiangsu Tianyu and one with Boxing) has not been completed and operations have not begun within 18 months from the date of the first release of the fund;

(2)	The Project Company has not received the electricity fees from any one of the three CDQ projects for three consecutive months after it starts operations;
(3)	The Project Company has not received at least 75% of the electricity fees from any one of the three CDQ projects for six consecutive months after it starts operations;
(4)	The parties breaching the agreement sign Fund Supervision Agreement with Serial No.: 073001-9 and 073001-10.
(5)	The Project Company terminates any one of the projects with Tianyu or Boxing or there are breaches of agreements by Tianyu or Boxing that cause or could cause major damage to the Fund;
(6)	Xi'an TCH's operations deteriorate and it is unable fulfill its guarantee obligations;
(7)	Any breach of warranties and statements by the Project Company or Xi'an TCH in the guarantee agreements or loan agreement.

2.	Warranty by The Lender
(1)	To ensure the it has sufficient funds to make principal repayment when they due, the lender guarantees maintaining a minimal funding level in its designated account with the bank as below request:

Account name: Xi’an Zhonghong New Energy Technology Co., Ltd.

Account number: 456850100100170477

Bank Name: Xi’an Economics Development Branch of Industrial Bank

•	At the end of the 33rd calendar month from the first release of the loan, the deposit balance shall be no less than RMB 140 million (approximately $23.33 million);

•	At the end of the 34th calendar month from the first release of the loan, the balance shall be no less than RMB 196 million (approximately $32.66 million);

•	at the end of the 35th calendar month from the first release of the loan, the balance is no less than RMB 280 million (approximately $46.6 million);

•	At the end of the 45th calendar month from the first release of the loan, the deposit balance shall be no less than RMB 50 million (approximately $8.33 million);

•	At the end of the 46th calendar month from the first release of the loan, the balance shall be no less than RMB 70 million (approximately $11.66 million);

•	At the end of the 47th calendar month from the first release of the loan, the balance shall be no less than RMB 100 million (approximately $16.66 million).

(2)	The Project Company shall also maintain certain capital level in its account with the Bank to make sure it has sufficient funds to make interest payments when they are due:

•	During the first three years from the first release of the loan, the balance in its account shall be no less than RMB 7.14 million (approximately $1.19 million) on the 20th day of the 2nd month of each quarter and no less than RMB 14.28 million (approximately $2.38 million) on the 14th day of the last month of each quarter ;

•	During the fourth year from the first release of the loan, the balance in its account shall be no less than RMB 1.92 million (approximately $ 320 thousand) on the 20th day of the 2nd month of each quarter and no less than RMB 3.85 million (approximately $641,633) on the 14th day of the last month of each quarter;

•	During the fifth year from the first release of the loan, the balance in its account shall be no less than RMB 96,300 (approximately $ 16,050) on the 20th day of the 2nd month of each quarter and no less than RMB 192,500 (approximately $32,083) on the 14th day of the last month of each quarter.

If (1) and (2) coincide, the lender shall maintain the balance its account the accumulated amount.

Signature Page:

Beijing Hongyuan Recycling Energy Investment Center (Limited Partnership)

Xi’an Branch of Industrial Bank Inc., Ltd.

Xi’an Zhonghong New Energy Technology Co., Ltd.